Exhibit 99

Introductory Note

On June 9, 2006, Georgia Gulf Corporation (“Georgia Gulf” or “we”) entered into a definitive agreement to acquire Royal Group Technologies Limited (“Royal Group”) for CAD$13.00 per share (“CAD$” meaning Canadian dollars) for a total purchase price of approximately $1.5 billion (assuming an exchange rate of $1.00 to CAD$1.115). The plan of arrangement contemplated by the agreement was approved by Royal Group’s shareholders on August 4, 2006, and we have obtained all required regulatory approvals for the acquisition. We plan to finance the acquisition of Royal Group, to repay some of Royal Group’s existing indebtedness and to refinance some of our existing indebtedness with borrowings under a new senior secured credit facility and unsecured debt of $750 million. The new senior secured credit facility will consist of five year $375 million revolving credit facilities and a seven year $800 million term loan facility. We refer to (i) our acquisition of Royal Group, (ii) the repayment of Royal Group’s existing senior credit facility, (iii) the repayment at maturity of Royal Group’s 7.1% senior unsecured notes, Series A, due August 31, 2006 (the “Series A Notes”) and Royal Group’s 7.3% senior unsecured notes Series B, due August 31, 2006 (the “Series B Notes”) (iv) the repayment of Royal Group’s 7.1% series D notes due 2007 (the “Series D Notes”), assuming 100% of the Series D Notes are tendered, (v) the repayment of Royal Group’s 6.9% medium-term notes due 2010 (the “Medium-Term Notes”) within approximately 35 days after closing, (vi) the repayment of our existing senior secured credit facility, (vii) the borrowings under our senior secured credit facility and (viii) the incurrence of unsecured debt of $750 million as the “Transactions.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 gives effect to the Transactions as if they had occurred on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2006 gives effect to the Transactions as if they had occurred on July 1, 2005. We have supplementally provided pro forma financial data for the twelve months ended June 30, 2006 as this information is commonly used to analyze companies in our industry. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. All significant balances and intercompany transactions have been eliminated.

The pro forma balance sheet and pro forma statements of operations should not be considered indicative of actual results that would have been achieved had the transactions described above been consummated on the dates or for the periods indicated. Also, the pro forma balance sheet and statements of operations data should not be viewed as indicative of our financial condition or results of operations as of any future date or for any future period.

The unaudited pro forma condensed combined financial statements reflect the acquisition of Royal Group by Georgia Gulf using the purchase method of accounting. Accordingly, the consideration paid by Georgia Gulf will be allocated to Royal Group’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. A final determination of the fair value of Royal Group’s assets and liabilities, which cannot be made prior to the completion of the acquisition, will be based on the actual net tangible and intangible assets of Royal Group that exist as of the closing date of the transaction. The pro forma purchase price adjustments are preliminary, subject to future adjustments and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial data presented below. There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma condensed combined financial statements also reflect (i) the translation of Royal Group’s financial data from Canadian dollars to U.S. dollars; (ii) reclassifications to conform the historical financial statement presentation of Royal Group to that of Georgia Gulf; (iii) the conversion of Royal Group’s financial data from Canadian generally accepted accounting principles (“Canadian GAAP”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”); (iv) adjustments to conform Royal Group’s accounting policies to that of Georgia Gulf; and (v) the Transactions. Georgia Gulf will continue to assess Royal Group’s accounting policies for any additional adjustments that may be required to conform Royal Group’s accounting policies to that of Georgia Gulf, other than those noted in the pro forma adjustments described below.

The historical consolidated financial statements of Royal Group have been prepared in accordance with Canadian GAAP. In certain respects U.S. GAAP differs from Canadian GAAP. The unaudited pro forma condensed combined financial statements reflect pro forma adjustments to present Royal Group’s historical information under U.S. GAAP.

The translations of the historical Royal Group consolidated financial statements from CAD to U.S. dollars used in the preparation of these unaudited pro forma condensed combined financial statements are as follows:

•  Royal Group historical consolidated balance sheet as of June 30, 2006 translated from Canadian dollars to U.S. dollars using the spot rate as of June 30, 2006 of 1.00 U.S. dollar: 1.1150 CAD;

•  Royal Group historical consolidated statement of operations for the year ended December 31, 2005 translated from Canadian dollars to U.S. dollars using the average exchange rate for the year ended December 31, 2005 of 1.00 U.S. dollar: 1.2114 CAD;

•  Royal Group historical consolidated statement of operations for the six months ended June 30, 2006 translated from Canadian dollars to U.S. dollars using the average exchange rate for the six months ended June 30, 2006 of 1.00 U.S. dollar: 1.1383 CAD; and

•  Royal Group historical consolidated statement of operations for the twelve months ended June 30, 2006 translated from Canadian dollars to U.S. dollars using the average exchange rate for the twelve months ended June 30, 2006 of 1.00 U.S. dollar: 1.1629 CAD.

The unaudited pro forma condensed combined financial statements do not include cost savings and operating efficiencies expected to be achieved from the Royal Group acquisition.

GEORGIA GULF
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of June 30, 2006
(In thousands of U.S. dollars, except as indicated otherwise)

		Royal Group							Pro Forma
	Georgia Gulf	Historical in CAD$	Translated to U.S.$	Reclassifications		U.S. GAAP Adjustments		U.S. GAAP	Adjustments		Combined
ASSETS
Cash and cash equivalents	$4,052	$—	$—	$—		$—		$—	$5,700	h	$9,752
Receivables, net	117,976	304,442	273,042	(13,434	) a	(8,441	) b	251,167	—		369,143
Inventories	190,885	355,985	319,269	—		—		319,269	19,730	d	529,884
Prepaid expenses and other current assets	10,440	21,129	18,950	39,529	a	—		58,479	(3,748	) e	65,171
Other current receivables	—	31,341	28,109	(28,109	) a	—		—	—		—
Deferred income taxes	5,052	—	—	2,014	a	—		2,014	3,090	i	10,156
Current assets held for sale	—	21,715	19,475	—		—		19,475	—		19,475
Total current assets	328,405	734,612	658,845	—		(8,441)		650,404	24,772		1,003,581
Investment in joint ventures	—	—	—	—		9,621	b	9,621	—		9,621
Other receivables	—	15,177	13,612	(13,612	) a	—		—	—		—
Property, plant and equipment, net	398,954	941,173	844,101	—		(8,184	) b	835,917	97,117	d	1,331,988
Intangibles	—	—	—	5,407	a	—		5,407	89,660	d	95,067
Goodwill	77,720	167,197	149,952	—		—		149,952	45,383	f	273,055
Other assets, net	161,096	11,154	10,004	8,205	a	(42	) b	18,167	29,344	g	208,607
Long-lived assets held for sale	—	23,122	20,737	—		—		20,737	—		20,737
Total assets	$966,175	$1,892,435	$1,697,251	$—		$(7,046)		$1,690,205	$286,276		$2,942,656
Liabilities and stockholders’ equity
Current portion of long-term debt	$45,100	$44,812	$40,190	$136,276	a	$—		$176,466	$(221,566	) h	$—
Bank indebtedness	—	151,948	136,276	(136,276	) a	—		—	—		—
Accounts payable	192,215	328,683	294,783	(160,564	) a	(5,133	) b	129,086	—		321,301
Interest payable	1,052	—	—	2,809	a	—		2,809	—		3,861
Accrued compensation	11,588	—	—	5,187	a	—		5,187	—		16,775
Income taxes payable	1,904	—	—	63,851	a	—		63,851	(1,230	) j	64,525
Other accrued liabilities	29,017	—	—	88,717	a	—		88,717	8,072	d	125,806
Current liabilities held for sale	—	18,316	16,427	—		—		16,427	—		16,427
Total current liabilities	280,876	543,759	487,676	—		(5,133)		482,543	(214,724)		548,695
Long-term debt	129,339	244,778	219,532	—		—		219,532	1,354,937	h	1,703,808
Deferred income taxes	99,378	55,926	50,158	—		6,872	b,c	57,030	79,515	i	235,923
Other non-current liabilities	17,459	—	—	—		(751	) b	(751)	—		16,708
Total liabilities	527,052	844,463	757,366	—		988		758,354	1,219,728		2,505,134
Minority interest	—	405	363	—		—		363	—		363

Stockholders’ equity:
Common stock	342	634,866	569,387	—	—		569,387	(569,387	) j	342
Additional paid-in capital	84,943	7,178	6,438	—	—		6,438	(6,438	) j	84,943
Retained earnings	354,038	547,518	491,047	—	(8,034	) c	483,013	(484,977	) j	352,074
Accumulated other comprehensive loss, net of tax	(200)	(141,995)	(127,350)	—	—		(127,350)	127,350	j	(200)
Total stockholders’ equity	439,123	1,047,567	939,522	—	(8,034)		931,488	(933,452)		437,159
Total liabilities and stockholders’ equity	$966,175	$1,892,435	$1,697,251	$—	$(7,046)		$1,690,205	$286,276		$2,942,656

)

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands of U.S. dollars, except per share data)

		Royal Group							Pro Forma
	Georgia Gulf	Historical CAD$	Translated to U.S.$	Reclassifications		U.S. GAAP Adjustments		U.S. GAAP	Adjustments		Combined
Net sales	$2,273,719	$1,696,353	$1,400,324	$—		$(38,222	) l	$1,362,102	$(8,556	) m	$3,627,265
Operating costs and expenses:
Cost of sales	2,049,510	1,298,090	1,071,562	118,165	k	(31,510	) l	1,158,217	(12,068	) m,n	3,195,659
Operating expenses	—	444,202	366,685	(366,685	) k	—		—	—		—
Other cost	—	29,589	24,425	(24,425	) k	—		—	—		—
Selling, general and administrative expenses	61,444	—	—	272,945	k	(2,189	) l	270,756	(7,287	) n	324,913
Total operating costs and expenses	2,110,954	1,771,881	1,462,672	—		(33,699)		1,428,973	(19,355)		3,520,572
Operating (loss) income	162,765	(75,528)	(62,348)	—		(4,523)		(66,871)	10,799		106,693
Other income (expense):
Interest and financing charges	—	(25,441)	(21,001)	21,001	k	—		—	—		—
Interest expense, net	(20,407)	—	—	(21,001	) k	461	l	(20,540)	(104,552	) o	(145,499)
Income (loss) before income taxes	142,358	(100,969)	(83,349)	—		(4,062)		(87,411)	(93,753)		(38,806)
Income tax expense (recovery)	—	8,461	6,984	(6,984	) k	—		—	—		—
Provision for income taxes	46,855	—	—	6,984	k	(1,379	)l	5,605	(36,095	) p	16,365
Income (loss) from continuing operations before minority interest	95,503	(109,430)	(90,333)	—		(2,683)		(93,016)	(57,658)		(55,171)
Minority interest	—	584	482	—		—		482	—		482
Equity in net earnings of joint ventures	—	—	—	—		2,683	l	2,683	—		2,683
Income (loss) from continuing operations	$95,503	$(108,846)	$(89,851)	$—		$—		$(89,851)	$(57,658)		$(52,006)
Earnings (loss) from continuing operations per share:
Basic	$2.82										$(1.54)
Diluted	$2.79										$(1.54)
Weighted average common shares:
Basic	33,867										33,867
Diluted	34,193										33,867

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2006
(In thousands of U.S. dollars, except per share data)

		Royal Group								Pro Forma
	Georgia Gulf	Historical in CAD$		Translated to U.S.$	Reclassifications		U.S. GAAP Adjustments		U.S. GAAP	Adjustments		Combined
Net sales	$1,170,032	$796,508		$699,734	$—		$(18,175	)r	$681,559	$(2,743)	t	$1,848,848
Operating costs and expenses:
Cost of sales	998,474	606,720		533,005	53,200	q	(16,220	)r	569,985	2,028	t,u	1,570,487
Operating expenses	—	197,331		173,356	(173,356	)q	—		—	—		—
Other costs	—	7,794		6,847	(6,847	)q	—		—	—		—
Selling, general and administrative expenses	37,431	—		—	127,003	q	(1,112	)r	125,891	222	u	163,544
Total operating costs and expenses	1,035,905	811,845		713,208	—		(17,332)		695,876	2,250		1,734,031
Operating (loss) income	134,127	(15,337)		(13,474)	—		(843)		(14,317)	(4,993)		114,817
Other income (expense):
Interest and financing charges	—	(24,171)		(21,234)	21,234	q	—		—	—		—
Interest expense, net	(7,809)	—		—	(13,658	)q	(209	)r	(13,867)	(50,065)	v	(71,741)
Unrealized loss on derivative instruments	(11,387)	—		—	—		—		—	—		(11,387)
Income (loss) before income taxes	114,931	(39,508)		(34,708)	7,576	q	(1,052)		(28,184)	(55,058)		31,689
Income tax expense (recovery)	—	19,912	w	17,493	(17,493	)q	—		—	—		—
Provision for income taxes	41,860	—		—	25,069	q	7,670	r,s	32,739	(21,112)	w	53,487
Income (loss) from continuing operations before minority interest	73,071	(59,420)		(52,201)	—		(8,722)		(60,923)	(33,946)		(21,798)
Minority interest	—	264		232	—		—		232	—		232
Equity in net earnings of joint ventures	—	—		—	—		822	r	822	—		822
Income (loss) from continuing operations	$73,071	$(59,156)		$(51,969)	$—		$(7,900)		$(59,869)	$(33,946)		$(20,744)
Earnings (loss) per share from continuing operations:
Basic	$2.14											$(0.61)
Diluted	$2.12											$(0.61)
Weighted average common shares:
Basic	34,075											34,075
Diluted	34,387											34,075

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

GEORGIA GULF

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the Twelve Months Ended June 30, 2006

(In thousands of U.S. dollars, except per share data)

		Royal Group								Pro Forma
	Georgia Gulf	Historical in CAD$		Translated to U.S.$	Reclassifications		U.S. GAAP adjustments		U.S. GAAP	Adjustments		Combined
Net sales	$2,214,180	$1,669,531		$1,435,662	$—		$(39,040	) y	$1,396,622	$(6,187	) aa	$3,604,615
Operating costs and expenses:
Cost of sales	1,935,832	1,288,609		1,108,100	116,533	x	(33,474	) y	1,191,159	(9,845	) aa,bb	3,117,146
Operating expenses	—	466,693		401,318	(401,318	) x	—		—	—		—
Other costs	—	37,383		32,146	(32,146	) x	—		—	—		—
Selling, general and administrative expenses	68,410	—		—	316,931	x	(2,260	) y	314,671	2,328	bb	385,409
Total operating costs and expenses	2,004,242	1,792,685		1,541,564	—		(35,734)		1,505,830	(7,517)		3,502,555
Operating (loss) income	209,938	(123,154)		(105,902)	—		(3,306)		(109,208)	1,330		102,060
Other income (expense):
Interest and financing charges	—	(35,372)		(30,417)	30,417	x	—		—	—		—
Interest expense, net	(17,390)	—		—	(23,001	) x	380	y	(22,621)	(105,829	) cc	(145,840)
Unrealized loss on derivative instruments	(11,387)	—		—	—		—		—	—		(11,387)
Income (loss) before income taxes	181,161	(158,526)		(136,319)	7,416		(2,926)		(131,829)	(104,499)		(55,167)
Income tax expense (recovery)	—	23,836	dd	20,497	(20,497	) x	—		—	—		—
Provision for income taxes	61,499	—		—	27,913	x	6,865	y,z	34,778	(39,336	) dd	56,941
Income (loss) from continuing operations before minority interest	119,662	(182,362)		(156,816)	—		(9,791)		(166,607)	(65,163)		(112,108)
Minority interest	—	1,139		979	—		—		979	—		979
Equity in net earnings of joint ventures	—	—		—	—		2,088	y	2,088	—		2,088
Income (loss) from continuing operations	$119,662	$(181,223)		$(155,837)	$—		$(7,703)		$(163,540)	$(65,163)		$(109,041)
Earnings (loss) per share from continuing operations:
Basic	$3.52											$(3.21)
Diluted	$3.49											$(3.21)
Weighted average common shares:
Basic	33,988											33,988
Diluted	34,249											33,988

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

1—Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on June 30, 2006. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 gives effect to the Transactions as if they had occurred on January 1, 2005. The unaudited condensed combined pro forma statement of operations for the twelve months ended June 30, 2006 gives effect to the Transactions as if they had occurred on July 1, 2005. We have supplementally provided pro forma financial data for the twelve months ended June 30, 2006 as this information is commonly used to analyze companies in our industry. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. All significant balances and intercompany transactions have been eliminated.

The unaudited pro forma condensed combined financial statements do not include cost savings and operating efficiencies expected to be achieved from the Royal Group acquisition.

2—Purchase Price and Preliminary Allocation

The purchase price has been estimated as follows:
Number of shares outstanding at June 30, 2006(1)	93,444,502
Royal Group Restricted Stock Units outstanding at June 30, 2006	1,105,000
Total shares to be acquired	94,549,502

(In thousands)
Multiplied by purchase price of $11.6592 per share(2)	$1,102,371
Plus cash paid for in the money stock options	256
Assumed debt	355,998
Transaction related costs	68,792
Estimated purchase price	$1,527,417

(1) The actual purchase price will be determined using the number of shares outstanding as of the date of the transaction.

(2) Represents purchase price per share of CAD $13.00 per share, translated into U.S. dollars at June 30, 2006 using the translation rate as of that date of 1.00 U.S. dollar: 1.115 CAD dollar.

The preliminary allocation of the estimated purchase price to the fair value of Royal Group’s assets acquired and liabilities assumed in the transaction is as follows:

As of June 30, 2006 (In thousands)
Current assets	$673,224
Property, plant and equipment	933,034
Investments and other tangible assets	48,404
Goodwill	195,335
Identifiable intangible assets—indefinite lived	17,937
Identifiable intangible assets—definite lived	77,130
Debt issuance costs	33,410
Total assets acquired	1,978,474
Current liabilities assumed	(314,511)
Deferred taxes	(136,546)
Total liabilities assumed	(451,057)
Total purchase price	$1,527,417

3—Description of Translation to U.S. dollars, Reclassifications, U.S. GAAP Adjustments and Pro Forma Adjustments

The Translation to U.S. dollars, Reclassifications and U.S. GAAP Adjustments columns included in the unaudited pro forma condensed combined financial data represent adjustments necessary to:

•  Translate the historical financial statements of Royal Group from Canadian dollars to U.S. dollars using the exchange rate as of June 30, 2006 for the balance sheet and the average exchange rate for the appropriate periods for the statements of operations.

•  Conform the historical presentation of the Royal Group financial statements to the historical Georgia Gulf financial statement presentation; and

•  Convert the historical Royal Group financial statements from Canadian GAAP to U.S. GAAP.

•  The pro forma adjustments give effect to the refinancing of our senior secured credit facility, the incurrence of $750 million of unsecured debt, the repayment of some of Royal Group’s existing indebtedness, and the acquisition of all the outstanding common stock of Royal Group.

(a)          Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact stockholders’ equity.

(b)         Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint ventures from their historically reported financial statement line items and reclassifies such amounts to “Investment in joint ventures” as follows:

(In Thousands)
Receivables, net	$8,441
Property, plant and equipment, net	8,184
Other assets, net	42
Accounts payable	(5,133)
Deferred income taxes	(1,162)
Other non-current liabilities	(751)
Investment in joint ventures	$9,621

The adjustments do not impact stockholders’ equity.

(c)   Represents an adjustment of $8.0 million for the difference in accounting for substantially enacted changes in tax laws and rates under Canadian GAAP and U.S. GAAP. Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is enacted into law.

(d)   Represents the preliminary adjustments to record certain of Royal Group’s historical assets acquired and liabilities assumed at their estimated fair values. These adjustments include:

•  Write-up of inventories by $19.7 million to adjust to estimated fair value.

•  Write-up of tangible assets by $97.1 million to adjust to estimated fair value.

•  Write-up of identifiable intangible assets of $89.7 million consisting of $71.8 million for definite lived intangible assets relating to customer relationships and $17.9 million of indefinite lived intangible assets relating to trade names.

•  Recording a liability of $8.1 million for payments under certain Royal Group executive employment contracts triggered upon a change in control of Royal Group.

(e)   Represents prepaid fees and expenses by Georgia Gulf of $3.7 million related to the acquisition of Royal Group, which are being reclassified to goodwill as part of the purchase price allocation.

(f)    Represents the excess of the purchase price over the fair value of the net assets acquired of $195.4 million offset by the reversal of Royal Group’s historical goodwill of $150.0 million for a net pro forma adjustment to goodwill of $45.4 million.

(g)   Represents adjustments to increase deferred financing costs by $33.4 million for new deferred financing costs from these transactions offset by the write-off of historical deferred financing costs of $4.1 million of both Georgia Gulf and Royal Group related to the debt of each company which is being repaid in connection with the Transactions. This results in a net pro forma adjustment of $29.3 million.

(h)   Repayment of historical Royal Group outstanding indebtedness and the issuance of the new debt as follows:

(In Thousands)
New debt issued:
Term loan	$800,000
Unsecured debt	750,000
Total new debt	1,550,000
Less repayment of historical debt:
Georgia Gulf revolving credit facility	(45,100)
Royal Group current portion	(111,997)
Royal Group long-term portion	(219,532)
Total historical debt repaid	(376,629)
Net increase in debt	1,173,371
Remove Royal Group debt paid August 31, 2006	(40,000)
Pro forma adjustment to debt	$1,133,371

The pro forma increase in cash of $5.7 million is determined as follows:

(In Thousands)
Proceeds from Term Loan	$800,000
Proceeds from unsecured debt	750,000
Purchase of Royal Group equity	(1,102,400)
Repayment of Georgia Gulf existing revolving credit facility	(45,100)
Repayment of Royal Group indebtedness	(331,500)
Fees and expenses	(65,300)
Increase in cash	$5,700

(i)    This adjustment is to record the incremental deferred taxes required under SFAS No. 109, “Accounting for Income Taxes”, for the difference between the revised book basis, i.e., fair value, of the assets acquired other than goodwill, and liabilities assumed and the carryover tax basis of those assets and liabilities. Because certain of the identifiable intangible assets recognized in the purchase price allocation had no tax basis at the time of the transaction, a deferred tax liability has been recognized for the difference in book and tax basis of the identifiable intangible assets. The pro forma adjustment to deferred income taxes was based on the expected statutory tax rate of 38.5% for the combined company.

(j)    Reflects the elimination of the historical Royal Group stockholders’ equity as a result of the purchase by Georgia Gulf offset partially by the write-off of $3.1 million ($2.0 million, net of tax) of deferred financing costs related to Georgia Gulf’s existing senior credit facility which will be repaid in connection with the Transactions.

(k)   Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact income (loss) from continuing operations.

(l)    Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint venture from their historically reported financial statement line items and reclassifies such amounts to “Equity in net earnings of joint ventures” as follows:

(In Thousands)
Net sales	$38,222
Cost of sales	(31,510)
Sales, general and administrative expense	(2,189)
Interest expense, net	(461)
Provision for income taxes	(1,379)
Equity in net earnings of joint ventures	$2,683

The adjustments do not impact income (loss) from continuing operations.

(m)  Represents the elimination of intercompany net sales and corresponding cost of sales between Royal Group and Georgia Gulf of $8.6 million. Net sales and cost of sales consist primarily of vinyl resins and compounds from Georgia Gulf to Royal Group.

(n)   Includes the following:

•  A decrease in depreciation expense related to the fair value adjustment to property, plant and equipment. Depreciation expense of $6.6 million is calculated using the straight-line method over the estimated remaining useful lives of property, plant and equipment acquired, which vary from 3-17 years, with an average useful life of 10 years.

•  An increase in amortization expense for the estimated amortization of finite-lived identifiable intangibles over their estimated useful lives as follows:

(In Thousands)	Intangibles	Estimated Useful Lives (Years)	Annual Expense
Customer relationships	$71,749	18	$3,669
Technology	5,381	15	330
Less historical Royal Group intangible amortization	—		(901)
	$77,130		$3,098

•  An adjustment to reduce expense by $7.3 million to conform the historical accounting policies for stock compensation expense of Royal Group and Georgia Gulf for the period presented.

(o)   The adjustment is to record (1) the estimated interest expense of $127.3 million on newly issued debt, (2) the amortization of debt issuance costs of $4.7 million associated with the newly issued debt as detailed below, (3) the elimination of interest expense and amortization of debt issuance costs of $30.6 million related to historical debt of Royal Group and Georgia Gulf that will be repaid in connection with the acquisition as discussed in (h) above and (4) the write off of $3.1 million of deferred debt issuance costs of Georgia Gulf.

The assumed weighted average interest rate on the newly issued debt is 8.1% as of June 30, 2006. Pursuant to the proposed terms of the senior secured credit facility, the anticipated interest rates are LIBOR + 2%. For each 0.125% increase or decrease in the assumed rates with respect to the term loan, our annual interest expense would increase or decrease by $1.0 million.

Deferred debt issuance costs on the newly issued debt have been amortized on a straight-line basis over the life of the related debt for pro forma purposes. Fees, amortization expense, and amortization period are as follows:

		Amortization
(In Thousands)	Total Fee	Period (Years)	Annual Expense
Revolving credit facilities	$5,625	5	$1,125
Term loan	12,000	7	1,714
Unsecured debt	15,000	8–10	1,750
Other fees	785	8	98
	$33,410		$4,687

(p)   Represents the income tax effect of the pro forma adjustments to the statement of operations at 38.5%. We anticipate the statutory tax rate for the combined company will be approximately 38.5%.

(q)   Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact income (loss) from continuing operations.

(r)    Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint ventures from their historically reported financial statement line items and reclassifies such amounts to “Equity in net earnings of joint ventures” as follows:

(In Thousands)
Net sales	$18,175
Cost of sales	(16,220)
Sales, general and administrative expense	(1,112)
Interest expense, net	209
Provision for income taxes	(230)
Equity in net earnings of joint ventures	$822

The adjustments do not impact income (loss) from continuing operations.

(s)    Represents an adjustment of $7.9 million for the difference in accounting for substantially enacted changes in tax laws and rates under Canadian GAAP and U.S. GAAP. Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is enacted into law.

(t)    Represents the elimination of intercompany net sales and corresponding cost of sales between Royal Group and Georgia Gulf of $2.7 million. Net sales and cost of sales consist primarily of vinyl resins and compounds from Georgia Gulf to Royal Group.

(u)   Includes the following:

•  An increase in depreciation expense related to the fair value adjustment to property, plant and equipment. Depreciation expense of $3.0 million is calculated using the straight-line method over the estimated remaining useful lives of property, plant and equipment acquired, which vary from 3-17 years, with an average useful life of 10 years.

•  An increase in amortization expense for the estimated amortization of finite-lived identifiable intangibles over their estimated useful lives as follows:

(In Thousands)	Intangibles	Estimated Useful Lives (Years)	Six Months Expense
Customer relationships	$71,749	18	$1,952
Technology	5,381	15	176
Less historical Royal Group intangible amortization	—		(399)
	$77,130		$1,729

•  An adjustment to increase expense by $0.2 million to conform the historical accounting policies for stock compensation expense of Royal Group and Georgia Gulf for the period presented.

(v)   The adjustment is to record (1) the estimated interest expense of $63.7 million on newly issued debt, (2) the amortization of debt issuance costs of $2.3 million associated with the newly issued debt as detailed below and (3) the decrease of interest expense and amortization of debt issuance costs of $16.0 million related to historical debt of Royal Group and Georgia Gulf that will be repaid in connection with the acquisition as discussed in (h) above.

The assumed weighted average interest rate on the newly issued debt is 8.1% as of June 30, 2006. Pursuant to the proposed terms of the senior secured credit facility, the anticipated interest rates are LIBOR + 2%. For each 0.125% increase or decrease in the assumed rates with respect to the term loan, our interest expense for the six month period would increase or decrease by $0.5 million.

Deferred debt issuance costs on the newly issued debt have been amortized on a straight-line basis over the life of the related debt for pro forma purposes. Fees, amortization expense, and amortization period are as follows:

		Amortization
(In Thousands)	Total Fees	Period (Years)	Six Months Expense
Revolving credit facilities	$5,625	5	$563
Term loan	12,000	7	857
Unsecured debt	15,000	8–10	875
Other fees	785	8	49
	$33,410		$2,344

(w)  The provision for income taxes includes the impact of Quebec’s retroactive legislation resulting in a charge to current income tax expense of $27.0 million, plus accrued interest of $7.6 million for a total of $34.6 million.

Represents the income tax effect of $21.1 million for the pro forma adjustments to the statement of operations at 38.5%. We anticipate the statutory tax rate for the combined company will be 38.5%.

(x)   Represents reclassifications necessary to conform the historical Royal Group financial statement presentation to the Georgia Gulf financial statement presentation. The reclassifications do not impact income (loss) from continuing operations.

(y)   Represents an adjustment for the difference in accounting for investments in joint ventures under Canadian GAAP and U.S. GAAP. Under Canadian GAAP, joint ventures are accounted for in the financial statements of the investor under the proportionate consolidation method. Under U.S. GAAP, these types of joint ventures are accounted for under the equity method of accounting. The adjustments presented herein reflect the removal of the amounts related to the proportionately consolidated joint ventures from their historically reported financial statement line items and reclassifies such amounts to “Equity in net earnings of joint ventures” as follows:

(In Thousands)
Net sales	$39,040
Cost of sales	(33,474)
Sales, general and administrative expense	(2,260)
Interest expense, net	(380)
Provision for income taxes	(838)
Equity in net earnings of joint ventures	$2,088

This adjustment does not impact income (loss) from continuing operations.

(z)   Represents an adjustment of $7.7 million for the difference in accounting for substantially enacted changes in tax laws and rates under Canadian GAAP and U.S. GAAP. Canadian GAAP permits the recognition of the impact of substantively enacted changes in tax laws and rates on the measurement of future income tax assets and liabilities in the period those tax laws and rates have been substantively enacted. U.S. GAAP does not recognize the concept of substantively enacted tax laws and rates and only allows recognition of the impact of a tax rate reduction on future income tax assets and liabilities once it is enacted into law.

(aa) Represents the elimination of intercompany net sales and corresponding cost of sales between Royal Group and Georgia Gulf of $6.2 million. Net sales and cost of sales consist primarily of vinyl resins and compounds from Georgia Gulf to Royal Group.

(bb) Includes the following:

•  A decrease in depreciation expense related to the fair value adjustment property, plant and equipment. Depreciation expense of $6.9 million is calculated using the straight-line method over the estimated remaining useful lives of property, plant and equipment acquired, which vary from 3-17 years with an average useful life of 10 years.

•  An increase in amortization expense for the estimated amortization of finite-lived identifiable intangibles over their estimated useful lives as follows:

(In Thousands)	Intangibles	Estimated Useful Lives (Years)	Last Twelve Month Expense
Customer relationships	$71,749	18	$3,822
Technology	5,381	15	344
Less historical Royal Group intangible amortization	—		(938)
	$77,130		$3,228

•  An adjustment to increase expense by $2.3 million to conform the historical accounting policies for stock compensation expense of Royal Group and Georgia Gulf for the period presented.

(cc) The adjustment is to record (1) the estimated interest expense of $127.3 million on newly issued debt (2) the amortization of debt issuance costs of $4.7 million associated with the newly issued debt as detailed below and (3) the decrease of interest expense and amortization of debt costs of $26.2 million related to historical debt of Royal Group that will be repaid in connection with the acquisition as discussed in (h) above.

The assumed weighted average interest rate on the newly issued debt is 8.1% as of June 30, 2006. Pursuant to the proposed terms of the senior secured credit facility, the anticipated interest rates are LIBOR + 2%.  For each 0.125% increase or decrease in the assumed rates with respect to the term loan, our annual interest expense would increase or decrease by $1.0 million.

Deferred debt issuance costs on the newly issued debt have been amortized on a straight-line basis over the life of the related debt for pro forma purposes. Fees, amortization expense, and amortization period are as follows:

		Amortization
(In Thousands)	Total Fee	Period (Years)	Annual Expense
Revolving credit facilities	$5,625	5	$1,125
Term loan	12,000	7	1,714
Unsecured debt	15,000	8–10	1,750
Other fees	785	8	98
	$33,410		$4,687

(dd) The provision for income taxes includes the impact of Quebec’s retroactive legislation resulting in a charge to current income tax expense of $26.4 million, plus accrued interest of $7.4 million for a total of $33.8 million.

Represents the income tax effect of $39.3 million for the pro forma adjustments to the statement of operations at 38.5%. We anticipate the effective income tax rate for the combined company will be 38.5%.